UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

SS&C Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Juris- diction of Incorporation)	000-28430 (Commission File Number)	06-1169696 (IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On June 30, 2005, SS&C Technologies Canada Corp., the successor in interest to Financial Models Company Inc. and a wholly-owned subsidiary of SS&C Technologies, Inc. (the “Company”), entered into Amendment Number Two (“Amendment Two”) to the Credit Agreement dated October 5, 2001 (the “Credit Agreement”) with Canadian Imperial Bank of Commerce. Amendment Two amended the Credit Agreement by, among other things, canceling the operating line of credit of CAN $6,000,000, reducing the available letters of credit/guarantee from CAN $2,000,000 to US $123,750 and replacing the general security agreement with a new securities pledge agreement, under which the Company pledged a US $123,750 term deposit. All covenants in the Credit Agreement were deleted, and the parties to Amendment Two agreed to terminate all outstanding guarantees, debentures, assignments and security agreements with respect to the Credit Agreement (other than the term deposit pledge).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES, INC.
Date: July 7, 2005	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer